Exhibit 99.1

Pacific Blue Energy Corp. Secures Joint Venture with Builder of Solar Energy Projects

PHOENIX, May XX /PRNewswire-FirstCall/ - Pacific Blue Energy Corp. (OTCBB: PBEC), a publicly traded developer of renewable energy projects, today announced that it has entered into a joint venture with another company that has extensive experience in designing and building solar farms.

The company, which will be named later, designs, engineers, builds and installs solar panels on sun-drenched Southwest properties like the 154 acre site near Flagstaff that Pacific Blue Energy Corp. recently acquired.

“This company is a perfect fit for us because they have the experience to build our projects, but have no desire to hold onto the assets, contracts or sell the electricity – all elements that will be part of PBEC’s production goals,” said Joel Franklin, the Chief Executive Officer of Pacific Blue Energy Corp.

As it develops into a renewable energy provider, Pacific Blue Energy Corp. has sought to partner with professionals with experience in site acquisition, zoning and construction management. The company is also seeking out professionals who have environmental and geotechnical expertise, as well as those who have backgrounds in solar engineering, design, installation, testing and maintenance.

“With each new step, we are methodically and thoughtfully putting all the pieces into place to help us become a leading energy provider here in Arizona and throughout the southwest,” Franklin said. “This joint venture moves us even closer to our goal of developing a 20 megawatt solar facility in Northern Arizona – our first of what we hope to be many successful renewable energy projects.”

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

More information is available at www.PacificBlueEnergyCorp.com

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SOURCE Pacific Blue Energy